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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Sykes Enterprises, Incorporated and subsidiaries on Form S-8 of our report dated February 14, 1997, on our audits of the consolidated financial statements of Sykes Enterprises, Incorporated and subsidiaries as of December 31, 1995 and 1996 and for the year ended July 31, 1994, the five months ended December 31, 1994, and the years ended December 31, 1995 and 1996, which is incorporated by reference in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

March 31, 1997